Exhibit 10.31
SHARED SERVICES AGREEMENT
Dated                     , 2007
     The parties to this agreement are FX Real Estate and Entertainment Inc. a Delaware corporation (“FXREE”), CKX, Inc., a Delaware corporation (“CKX”), and 19X, Inc., a Delaware corporation (“19X”). FXREE, CKX and 19X are sometimes referred to collectively hereinafter as the “parties” or individually as a “party.”
     FXREE, through its subsidiary FX Luxury Realty, LLC (“FXLR”), owns interests in subsidiaries that are engaged in various activities, including real estate development. CKX is engaged in the ownership, development and commercial utilization of entertainment content. Shares of CKX common stock are registered for public trading under the Securities Exchange Act of 1934.
     CKX and 19X are parties to a Merger Agreement dated June 1, 2007, as subsequently amended (as so amended, the “19X Merger Agreement”), pursuant to which 19X will acquire CKX through the merger of a wholly owned subsidiary of 19X with and into CKX (the “CKX Acquisition Merger”) with CKX surviving such merger as a wholly owned subsidiary of 19X. Concurrently with the execution and delivery of the 19X Merger Agreement, CKX and Flag Luxury Properties, LLC, a Delaware limited liability company (“Flag” ), entered into a Membership Interest Purchase Agreement (as amended, the “Purchase Agreement”) pursuant to which CKX acquired 50% of the membership interests in FXLR.
     On September 26, 2007, certain members of FXLR contributed their common membership interests in FXLR to FXREE in exchange for shares of common stock of FXREE, as a result of which such members, including CKX and Flag, together with an existing stockholder, owned 100% of the outstanding shares of common stock of FXREE and FXREE owned 100% of the common membership interests of FXLR .
     Through a series of distribution transactions effected or to be effected pursuant to the 19X Merger Agreement or the Purchase Agreement, 50.25% of the outstanding common stock of FXREE will be distributed to the stockholders of CKX, with the remaining 49.75% of the outstanding common stock of FXREE to be distributed to the members and certain employees of Flag.
     Each of FXREE and CKX (and, after the CKX Acquisition Merger, 19X) has certain capabilities by virtue of its management, employees, expertise and other resources, and the parties have determined that certain of such capabilities are complementary to those of the other party. Accordingly, each of FXREE, on the one hand, and CKX (and, after the CKX Acquisition Merger, 19X), on the other hand, wishes to obtain certain services from the other party, and is willing to perform certain services for the other party, on the terms and conditions set forth in this Agreement.

     In consideration of the mutual agreements, provisions and covenants contained in this Agreement and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
     1. Shared Services.
     1.1 Each Party to Provide Services. Subject to Section 1.5 hereof and Section 1.6 hereof, during the Term (as hereinafter defined), CKX shall perform services described on Schedule A to this Agreement (the “Provided Services”) for FXREE, and FXREE shall perform Provided Services for CKX, in each case as determined pursuant to Section 1.2 hereof. In performing any Provided Services pursuant to this Agreement, a party shall use the same attention, skill and timeliness that it uses in conducting its own business, so long as the overall standard of care is, at a minimum, commercially reasonable.
     1.2 Determination of Services to be Performed. Monthly, or with such other frequency as the parties may mutually determine, at least one Services Representative (as hereinafter defined) from CKX and at least one Services Representative from FXREE shall meet either in person, at a time and place mutually determined, or by telephone, at a time mutually determined, to review the needs and capabilities of the parties hereto with respect to Provided Services and to allocate to the parties hereto their respective responsibilities for performing Provided Services hereunder for the other party. Each of the parties hereto shall use its reasonable commercial efforts to undertake the performance for the other party of any and all Provided Services as may be reasonably needed by the other party for the fulfillment of its business objectives, including, without limitation, its ordinary course business operations, any non-ordinary course initiatives that may be approved by its board of directors, managing member or other applicable governing body, group or person, and the satisfaction of its respective duties under the 19X Merger Agreement, the Purchase Agreement and any and all agreements, documents and instruments executed and delivered in connection therewith. However, neither party shall be required to agree to perform any Provided Services to the extent doing so would be materially disruptive to its business; if a party determines that it will be unable to perform any Provided Services that may be requested hereunder, it shall promptly inform the other party of such determination..
     1.3 Services Representatives. Each party shall maintain two (2) representatives, either of whom may be relied upon exclusively in dealing with the other party under this Agreement for purposes of determining the Provided Services to be performed hereunder (each, a “Services Representative”). Concurrently with the execution and delivery of this Agreement, each party is identifying its initial Services Representatives to the other party in a written notice. Either Party may change either or both of its Services Representatives at any time by giving written notice to the other party. In performing its obligations with respect to Provided Services under this agreement, a party shall be entitled to rely upon any instructions, authorizations, approvals or other information provided by a Services Representative of the other party.

     1.4 Personal Nature of Services.
     (a) The Provided Services to be provided by each party hereunder are personal in nature. Except as expressly contemplated in Section 1.5 hereof, neither party may assign or encumber this Agreement or any of its rights or obligations hereunder or delegate or subcontract any performance or other obligation hereunder without the prior written consent of the other party.
     (b) If a party, in performing any Provided Services hereunder, in its reasonable judgment deems it to be expedient or appropriate to use the services of consultants, professionals, independent contractors and other third parties (including without limitation law firms or accounting firms) to perform in whole or in part any of such Provided Services, the performing party shall first request the written approval of the other party to use the services of such third party. The performing party shall not use the services of such third party without the other party’s written consent, which may be withheld in the other party’s sole discretion. The parties shall use their reasonable commercial efforts to cause all invoices with respect to the fees and expenses of third party service providers to be sent directly to the party for whom such services were performed, and (regardless of the addressee of the invoice) that party shall pay such fees and expenses directly.
     1.5 Substitution of 19X. Promptly after the consummation of the CKX Acquisition Merger, CKX shall notify FXREE of such consummation and such notice shall be deemed to be an assignment to 19X, and an assumption by 19X, of all of CKX’s substantive rights and obligations under this Agreement, and from and after such notice: (i) references in this Agreement to CKX relating to the substantive rights and obligations of CKX hereunder shall be deemed to be references to 19X, (ii) 19X shall be entitled to all of the substantive rights of CKX hereunder and shall be bound by and shall perform all of the substantive obligations of CKX in this Agreement, and (iii) CKX shall have no further substantive rights or obligations under this Agreement.
     1.6 Modification of Services. Anything to the contrary in this Agreement notwithstanding, if a majority of the Independent Representatives (as defined in Section 2.2 hereof) of a party to this Agreement determine in good faith that any specific Provided Services being performed hereunder have had or are likely to have an adverse effect on such party or its assets, financial condition, prospects, legal rights or responsibilities, reputation or operations (including, without limitation, in whole or in part as a result of any of the relationships between the parties (including, without limitation, any of those relationships described in the recitals at the head of this Agreement)), then such party shall give the other parties to this Agreement notice of such determination (which notice shall include a description in reasonable detail of the specific Provided Services with respect to which the determination has been made), and promptly upon and after the receipt of such notice the specific Provided Services shall no longer be performed.
     1.7 Employment Contracts of Key Personnel. From time to time after the date hereof the parties may enter into employment agreements with employees who may be expected to perform Provided Services hereunder. Each of the parties shall use its reasonable commercial efforts to cause any such employment agreement to contain an appropriate provision whereby the employee acknowledges and agrees that performing such Provided Services under this agreement may be part of the employee’s duties from time to time as directed by the employer.
     1.8 Compliance with Laws. Each party shall comply with all applicable laws, codes, regulations, ordinances and rules with respect to the Provided Services to be performed hereunder, and shall procure and maintain all permits or licenses that may be required at any time in connection with the performance of the Provided Services.
     1.9 No Additional Resources. In providing Provided Services hereunder, no party shall be obligated to hire any additional employees, maintain the employment of any specific employee or purchase, lease or license any additional equipment or materials.
     1.10 Cooperation. To the extent required in the reasonable determination of a party performing Provided Services hereunder, the party receiving such services shall cooperate with the performing party in all reasonable respects in the provision of such Provided Services.
     1.11 Force Majeure. Each party shall be excused from its obligations pursuant to this Agreement to the extent performance thereof is prevented by any act of God, war, riot, fire, explosion, accident, flood, sabotage or acts of terrorism, lack of (despite reasonable efforts to obtain) adequate labor or material, compliance with governmental requests, laws, regulations, orders or actions, breakage or failure of machinery or apparatus, failure of a third party to perform, or any other cause or circumstances beyond the reasonable control of the performing party.
     2. Term.
     2.1 Term and Termination. This Agreement is effective on the date hereof and shall remain in force and effect until December 31, 2010 (the “Term”); provided, however, that the Term may be extended or earlier terminated by the mutual written agreement of the parties, or may be earlier terminated upon 90 days written notice from either party together with a certificate from an officer or manager (as applicable) of the terminating party that a majority of the Independent Representatives (as defined in Section 2.2 hereof) of such party have determined in good faith that the terms and/or provisions of this agreement are not in all material respects fair and consistent with the standards reasonably expected to apply in arms-length agreements between affiliated parties; provided further, however, that in any event either party may terminate this Agreement in its sole discretion upon 180 days prior written notice to the other party.
     2.2 Independent Representative. For purposes of this Agreement, an “Independent Representative” of a party shall mean:
     (i) in the case of any party with securities that are registered pursuant to the Securities Exchange Act of 1934 and that are publicly traded on a recognized United States securities market or exchange, any individual that is an “Independent Director” of such party for purposes of the rules of the principal United States market or exchange on which such securities trade; and for purposes of this item (i) a determination of the “Independent Representatives” of such party shall mean the determination of a majority of such Independent Directors; and
     (ii) in the case of any other party, any individual who, in the reasonable, good-faith agreement of the parties hereto, is no less independent of such party than would be required of an Independent Director under the rules of the NASD, Inc.; and for purposes of this item (ii) the parties hereto shall from time to time agree upon a group of Independent Representatives for each party to this agreement to which this item (ii) is applicable, and a determination of the “Independent Representatives” of such party shall mean the determination of a majority of such Independent Representatives.
     3. Compensation.
     3.1 Compensation Factors.
     (a) The compensation to be paid in respect of all Provided Services to be performed under this Agreement shall be based on any and all factors that the parties hereto shall in their reasonable, good-faith discretion consider to be relevant and appropriate under the particular circumstances, including without limitation the fair market value of the services performed and/or the value of the benefit received by the party for whom the services were performed, the time required in performing such services by the officers, employees or other personnel of the performing party and the value of such time, calculated based on the overall compensation received by such person (including salary and benefits, etc., paid or given to such person, but excluding any stock options or other equity-based compensation that may be granted, awarded, issued or otherwise conferred upon such person) and an amount attributable to “overhead” to account for the additional resources, such as rent, utilities and similar costs, associated with the performance of the Provided Services by each party hereunder and reasonably allocable for this purpose based on common cost accounting practices.
     (b) Each party shall require its officers, employees and other personnel who perform Provided Services hereunder to maintain records of the time allocated (including a description of the services rendered during such time) to each project and in connection with any ongoing services.
     (c) Prior to the date of this Agreement, the parties hereto may have performed certain of the services contemplated hereunder. Promptly after the execution and delivery of this Agreement, each party shall deliver to the other parties a description of all such services previously performed, and the parties shall in good faith determine and pay the net compensation due using the factors described in this Section 3.1.

     3.2 Quarterly Determination of Net Payment.
     (a) On one or more mutually convenient days during the last 15 days of each October, January, April and July, commencing January 2008, each of the parties hereto shall cause a duly authorized representative (who need not be a Services Representative) to meet with the other party’s duly authorized representative to (i) determine the net payment due from one party to the other for Provided Services performed by the parties during the calendar quarter ended on the last day of the preceding month, and (ii) prepare a report in reasonable detail with respect to the Provided Services so performed, including the value of such services and the net payment due. At or prior to such meetings, each party shall (if requested) furnish the other party with copies of documentation of the time expended by its officers, employees or other personnel in performing Provided Services during the preceding calendar quarter. The parties hereto shall, through such meetings of their respective representatives, use their reasonable, good-faith efforts to determine the net payments due in accordance with the factors described in Section 3.1(a) hereof.
     (b) The parties shall promptly present the report prepared pursuant to Section 3.2 hereof to their respective Independent Representatives for their review as promptly as practicable. If the Independent Representatives of either party raise questions or issues with respect to the report, the parties shall cause their duly authorized representatives to meet promptly to address such questions or issues in good faith and, if appropriate, prepare a revised report. If the report is approved by the Independent Representatives of each party, then the net payment due as shown in the report shall be promptly paid, but in any event not more than 30 days after approval by the Independent Representatives; provided, however, that, the foregoing notwithstanding, in the case of any net amounts that may be determined to be payable by FXREE, the first payment by FXREE shall be made on the earlier to occur of the date of closing of the Rights Offering (as hereinafter defined) and April 1, 2008. The “Rights Offering” shall have the meaning provided such term in the Purchase Agreement (as defined in the recitals to this Agreement).
     4. Confidentiality.
     (a) In the course of performance of the Provided Services hereunder, the parties will disclose or deliver to each other Confidential Information (as hereinafter defined), and nothing in this Agreement shall prohibit the possession by a party hereto of any such Confidential Information of the other party or the use by such party of any such Confidential Information, in each case as may be reasonably necessary in the performance by such party of the Provided Services contemplated hereunder, subject in all events to all of the provisions set forth below in this Section 4. The parties wish to assure that all Confidential Information is protected from unwanted disclosures. Therefore, during the Term and for a period of two (2) years thereafter, the Receiving Party (as hereinafter defined) shall, and shall cause all of its Representatives (as hereinafter defined) to, keep the Confidential Information strictly confidential, not disclose any of the Confidential Information to any person outside its organization, not exploit such Confidential Information for its own benefit or the benefit of another, and only use the Confidential

Information as shall be strictly necessary in the performance of the Provided Services hereunder, unless in each case the Protected Party (as hereinafter defined) gives its express, prior written consent to the contrary.
     (b) Without limiting the foregoing, the Receiving Party shall disclose Confidential Information only to individuals within its organization (including legal, accounting, financial and other professional advisers) only if such individuals have a need to know such Confidential Information in the course of the performance of their duties and who are bound by a written agreement or applicable codes of professional conduct to protect the confidentiality of such Confidential Information. The Receiving Party shall promptly report to the Protected Party any actual or suspected violation of the terms of this Section 4 and will take all reasonable further steps requested by the Protected Party to prevent, control or remedy any such violation. In addition, the parties acknowledge that each of the other parties is or may be a public company. Therefore, each party shall advise each of its employees, representatives and advisors that may be involved in performing Provided Services hereunder that the federal and state securities laws prohibit any person who has material, non-public information about a company from purchasing or selling securities of such a company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.
     (c) The obligations of the Receiving Party under this Section 4 shall not apply to the extent that such Confidential Information:
     (i) is generally known to the public at the time of disclosure or becomes generally known without the Receiving Party violating this Section 4;
     (ii) is in the Receiving Party’s possession at the time of disclosure otherwise than as a result of Receiving Party’s breach of any legal obligation;
     (iii) becomes known to the Receiving Party through disclosure by sources other than the Protected Party having the legal right to disclose such Confidential Information;
     (iv) is, and can be conclusively shown to have been, independently developed by the Receiving Party without reference to or reliance upon the Confidential Information; or
     (v) is required to be disclosed by the Receiving Party in order for the Receiving Party to comply with applicable laws and regulations, provided that the Receiving Party provides prior written notice of such required disclosure to the Protected Party.
     (d) The Receiving Party shall not by virtue of this Agreement receive any right, title or interest in, or any license or right to use, the Confidential Information of the

Protected Party or any patent, copyright, trade secret, trademark or other intellectual property rights therein, by implication or otherwise.
     (e) The Receiving Party shall, upon the termination of this Agreement or the request of the Protected Party, deliver to the Protected Party all Confidential Information of the Protected Party (and all copies and reproductions thereof). In addition, the Receiving Party shall destroy: (i) any notes, reports or other documents prepared by the Receiving Party which contain Confidential Information of the Protected Party; and (ii) any Confidential Information of the Protected Party (and all copies and reproductions thereof) which is in electronic form or cannot otherwise be returned to the Protected Party.
     (f) Each of the parties acknowledges and agrees that money damages would not be a sufficient remedy to any Protected Party hereunder for any breach of this Section 4 by the Recipient Party, and that the Protected Party shall be entitled to equitable relief, including injunction and specific performance, in the event of any breach of any of the provisions this confidentiality agreement, without being required to post any bond or other security in connection with such relief. Such remedies shall not be deemed to be the exclusive remedies for a breach of this confidentiality agreement but shall be in addition to all other remedies available at law or equity.
     (g) Each of the parties hereto acknowledges that it engages in a similar business as the other party; namely, the exploitation of certain intellectual property rights related to Elvis Presley and Muhammad Ali which rights are owned by CKX indirectly through its subsidiaries Elvis Presley Enterprises, Inc. and Muhammad Ali Enterprises LLC, respectively, and are licensed by such subsidiaries for certain purposes to FXREE.
     (h) As used herein:
     (i) “Confidential Information” means all trade secrets or confidential or proprietary information relating to a party (as used in this Section 4, the “Protected Party”) that may be disclosed or delivered to, received by or discovered by another party hereto (as used in this Section 4, the “Receiving Party”). Without limitation, the term “Confidential Information” shall include any notes, analyses, compilations, studies, interpretations, memoranda or other documents prepared by or on behalf of the Receiving Party that contain, reflect or are based upon, in whole or in part, any Confidential Information obtained by the Receiving Party.
     (ii) “Representative” means, with respect to any Person, the directors, officers, partners, trustees, employees, Affiliates, subsidiaries, agents, representatives, consultants, accountants, financial advisors, experts, legal counsel, and other advisors to such Person.
     (iii) A “Person” means an individual, corporation, limited partnership, general partnership, limited liability company,

societe anonyme, association, organization, sole proprietorship, or any other entity whatsoever, wherever formed or wherever located, or a government (or political subdivision thereof), or governmental agency.
     (iv) An “Affiliate” means, when used with reference to a specified Person, (i) any Person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with the specified Person, or (ii) any Person who is a member of the immediate family of such Person.
     5. Indemnification.
     5.1 Indemnification by the Party Receiving Services.
     (a) Each party receiving Provided Services hereunder (the “Indemnifying Party”) from the other party shall protect, indemnify and hold harmless the party performing such services, and such performing party’s employees (including without limitation each and every employee who actually performs such services), shareholders, officers, directors, affiliates, and subsidiaries, and their respective successors and assigns (each, an “Indemnified Party”), from and against any and all losses, damages, liabilities, claims, demands, causes of action and expenses of any kind (collectively, “Losses”) arising from the performance of Provided Services for the Indemnifying Party pursuant to this Agreement, except to the extent any such Losses resulted solely from the gross negligence or willful misconduct of an Indemnified Party; provided, however, that any indemnification hereunder shall be limited as provided in Section 5.3 hereof, including but not limited to Section 5.3(d) hereof. The indemnification obligations of each Indemnifying Party under this Section 5.1 shall survive any termination of this Agreement.
     (b) If any claim shall be made or proceeding instituted (collectively, a “Claim”) against any Indemnified Party for which indemnity will be sought pursuant to this Agreement, such Indemnified Party shall promptly notify the Indemnifying Party in writing (an “Indemnification Notice”). The Indemnifying Party, within ten (10) days following receipt of the Indemnification Notice, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party. The approval of counsel by the Indemnified Party shall not be unreasonably withheld or delayed. The Indemnifying Party shall be responsible for and shall pay the fees and disbursements of such counsel directly related to the Claim. Notwithstanding the foregoing, any Indemnified Party shall have the right to retain its own counsel, but the fees and disbursements of such counsel shall be at the expense of the Indemnified Party unless: (i) the Indemnifying Party shall have failed to retain counsel as required herein, or (ii) counsel retained by the Indemnifying Party is inappropriate due to actual or potential conflicting interests between the Indemnified Party and any other party represented by such counsel in the Claim. The Indemnifying Party shall not be liable for the fees and disbursements of more than one law firm qualified to act as counsel for the Indemnified Parties in connection with a Claim.

     (c) The Indemnifying Party shall not be liable for payment of any settlement of a Claim without the Indemnifying Party’s prior written consent. The Indemnified Party also shall have the right to consent in writing prior to settlement of a Claim involving the Indemnified Party, but such consent shall not be unreasonably withheld or delayed by the Indemnified Party.
     5.2 Indemnification by the Party Performing Services. Each party performing Provided Services hereunder (the “Performing Party”) for the other party shall protect, indemnify and hold harmless the other party from and against any and all Losses arising from the gross negligence or willful misconduct of the Performing Party or any of its officers, employees or other representatives in the performance of Provided Services for the other party pursuant to this Agreement; provided, however, that any indemnification hereunder shall be limited as provided in Section 5.3 hereof, including but not limited to Section 5.3(d) hereof. The indemnification obligations of the Performing Party under this Section 5.2 shall survive any termination of this Agreement. All of the provisions of Section 5.1(b) hereof shall apply, mutatis mutandis (with the Performing Party for purposes of this Section 5.2 deemed to be equivalent to the Indemnifying Party under Section 5.1(b) for this purpose), to the indemnifications obligations of the Performing Party under this Section 5.2.
     5.3 Certain Limitations.
     (a) In no event shall a party, or its employees, shareholders, officers, directors, affiliates, and subsidiaries, and successors and assigns, be liable or responsible for any inability, failure or delay to provide Provided Services hereunder resulting from the delay, incompleteness or inaccuracy of records, data or information furnished by the requesting party or any deficiency of assets transferred by the requesting party to the performing party.
     (b) In no event shall a party, or its employees, shareholders, officers, directors, affiliates, and subsidiaries, and successors and assigns, be liable or responsible, whether in contract, tort (including negligence), warranty, strict liability or any other legal theory for any special, indirect, incidental or consequential damages of any nature (including without limitation any lost profits) in connection with the Provided Services provided pursuant to this Agreement.
     (c) Except as expressly set forth in this Agreement, no warranties, representations, indemnities or guarantees with respect to the Provided Services to be performed hereunder are made by either party, whether express or implied, or arising by law, custom or otherwise.
     (d) Anything to the contrary notwithstanding, in any claim for indemnification hereunder, no party shall be entitled to recover from any other party hereunder any amount in excess of the sum of (i) the amount of insurance recoverable and ultimately recovered by the indemnifying party in respect of the act, omission, fact, event or circumstances on which the claim for indemnification was based and (ii) the amount, if any, actually paid (or deemed to be paid by virtue of any quarterly determinations of net payments) by the indemnified party to the indemnifying party in respect of the Provided Services performed in connection with the act, omission, fact, event or circumstances on which the claim for indemnification was based.
     5.4 Adequate Insurance.
     (a) Concurrently with the execution and delivery of this Agreement, each party is furnishing to the other party a certificate of insurance demonstrating that the furnishing party has one or more policies, from reputable and solvent United States insurers, of liability, property, casualty and or other insurance coverage with respect to its performance of the Provided Services hereunder. Each party furnishing such a certificate of insurance hereby represents, warrants and covenants to the other party that the furnishing party has in full force and effect all such insurance described in such certificate of insurance, and shall at all time during the Term maintain such insurance in full force and effect. Each party shall upon request of the other party from time to time promptly deliver to the requesting party a certificate of insurance demonstrating its compliance with the covenant set forth in the preceding sentence.
     (b) Each party hereto hereby represents, warrants and covenants to the other party hereto that the party has examined the certificate of insurance furnished by the other party and that the coverage, coverage amount limits, deductibles and other terms and conditions described in such certificate of insurance appear to be adequate, reasonable and appropriate in connection with the performance by the furnishing party of the Provided Services hereunder.
     6. Miscellaneous.
     6.1 Notices. Any notice or communication of any kind to any party hereto (or to such party’s Services Representatives) in connection with this Agreement shall be at the address of such party set forth below, or to such other mailing address of which such party shall advise the other party in writing:
If to FXREE, to:

FX Real Estate and Entertainment Inc.
650 Madison Avenue, 16th Floor
New York, New York 10022
Facsimile No.: (212) 319-6517
Attention:

If to CKX or 19X, to:

CKX, Inc.
650 Madison Avenue, 16th Floor
New York, New York 10022
Facsimile No.: (212) 319-6517
Attention: Howard J. Tytel, Esq.

Any notice hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, sent by overnight courier or sent by United States mail, or by facsimile transmission, and will be deemed received, unless earlier received, (i) if sent by certified or registered mail, return receipt requested, when noted as received by the Postal Service, (ii) if sent by overnight courier, when actually received, (iii) if sent by facsimile transmission (which transmission is confirmed), on the date confirmed by the sending machine, and (iv) if delivered by hand, on the date of receipt.
     6.2 Amendments. This Agreement may not be modified, amended, altered or supplemented, except by a written agreement executed by each of the parties hereto.
     6.3 Waiver. Any waiver by a party hereto of any breach of or failure to comply with any provision or condition of this Agreement by another party hereto shall not be construed as, or constitute, a continuing waiver of such provision or condition, or a waiver of any other breach of, or failure to comply with, any other provision or condition of this Agreement, any such waiver to be limited to the specific matter and instance for which it is given. No waiver of any such breach or failure or of any provision or condition of this Agreement shall be effective unless in a written instrument signed by the party granting the waiver and delivered to the other party hereto in the manner provided for in Section 6.1 hereof. No failure or delay by any party to enforce or exercise its rights hereunder shall be deemed a waiver hereof, nor shall any single or partial exercise of any such right or any abandonment or discontinuance of steps to enforce such rights, preclude any other or further exercise thereof or the exercise of any other right
     6.4 Agreement Binding Upon Successors and Assigns. This Agreement shall be binding and inure to the benefit of the parties hereto and to their respective successors, but the rights and obligations of the parties hereunder shall not be assignable, transferable or delegable except as may be permitted by the express provisions hereof (including without limitation Section 1.4(b) hereof), and any attempted assignment, transfer or delegation thereof which is not made in accordance with such express provisions shall be void.
     6.5 Severability. If any provision of this Agreement or the application of any such provision to any person or entity or to any circumstance shall be held invalid, the remainder of this Agreement or the application of such provision to persons or entities or to such circumstances other than those to which it is held invalid shall not be affected thereby.
     6.6 Costs and Expenses. Except as otherwise provided herein, each party shall bear the costs and expenses incurred by it in connection with the performance of its duties pursuant to this Agreement.
     6.7 Arbitration. Except as may be otherwise expressly provided in this Agreement (including without limitation Section 6.9 hereof), any dispute or controversy between the parties arising out of this Agreement shall be submitted to a mutually-agreed upon JAMS arbitrator pursuant to the American Arbitration Association’s Expedited

Procedures for arbitration in New York, New York. The costs of the arbitration, including any administration fee, the arbitrator’s fee, and costs for the use of facilities during the hearings, shall be borne equally by the parties to the arbitration. Attorneys’ fees may be awarded to the prevailing or most prevailing party at the discretion of the arbitrator. The arbitrator shall not have any power to alter, amend, modify or change any of the terms of this Agreement nor to grant any remedy that is either prohibited by the terms of this Agreement, or not available in a court of law. The arbitrator shall issue a written reasoned award and decision that shall be consistent with and supported by the facts and the law within 90 days from the date the arbitration proceedings are initiated. Judgment on the award of the arbitrator may be entered in any court referred to in Section 6.9 hereof.
     6.8 Counterparts. This Agreement may be executed in any number of counterparts and by different parties to this Agreement in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.
     6.9 Governing Law; Forum for Certain Purposes. This Agreement is to be governed by and construed in accordance with the laws of the State of New York other than any conflicts of laws principles thereof that would result in the application of the laws of any other jurisdiction. Any part (and only that part) of any dispute or controversy between the parties arising out of this Agreement that involves a party seeking an injunction, restraining order or other equitable relief, or the enforcement of an arbitration award, shall be brought in and resolved exclusively in the state or federal courts sitting in the State of New York and the parties hereto hereby waive and covenant not to raise any claim or defense that such forum is not convenient or proper. Each party hereby agrees that any such court shall have im personam jurisdiction over it with respect to the matters described in the preceding sentence, consents to service of process pursuant to the notice provisions of Section 6.1 hereof or in any other manner that may be authorized by New York law, and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner specified by law.
     6.10 Entire Agreement. This Agreement contains the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes all prior and/or contemporaneous understandings and agreements of any kind and nature (whether written or oral) among the parties with respect to such subject matter, all of which are merged herein.
     6.11 Headings. The section headings contained in this Agreement are inserted for reference purposes only and shall not affect in any way the meaning, construction or interpretation of this Agreement. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate. References to the singular shall include the plural and vice versa
     6.12 Drafting History. This Agreement shall be construed and interpreted without regard to any presumption against the party causing this Agreement to be drafted. The parties acknowledge that this Agreement was negotiated and drafted with each party being represented by competent counsel of its choice and with each party having an equal opportunity to participate in the drafting of the provisions hereof and shall therefore be construed as if drafted jointly by the parties.
     6.13 Relationship of the Parties. Each of the parties shall be performing Provided Services hereunder only as an independent contractor, and under no circumstances shall either party, or any of its employees, agents or subcontractors, be deemed employees, partners, agents or joint venturers of the other Party. Nothing in this Agreement and no action taken by the parties under this Agreement shall be construed to create a joint venture, trust, partnership or agency relationship, or any other association of any kind, between the parties. Neither party shall act or represent or hold itself out as having authority to act as an agent or partner of the other party, or in any way bind or commit the other party to any obligations.
     6.14 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than a Person entitled to indemnity under Section 5 hereof.
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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective as of the date and year first above written.

FX REAL ESTATE AND ENTERTAINMENT INC.
By:
Name:
Title:

CKX, INC.
By:
Name:
Title:

19X, INC.
By:
Name:
Title:

SCHEDULE A
LIST OF ADMINISTRATIVE SERVICES
     1. Management and related executive services, either with respect to specific projects, ongoing services in specific areas or with respect to a party’s general business and operations.
     2. Accounting and bookkeeping services, including without limitation services relating to: the establishment of accounting procedures, controls and systems; the keeping of books, records and accounts; the preparation of financial statements and the coordination of the audit and review financial statements; and preparation and filing of tax returns.
     3. Legal counsel services and related support.
     4. Finance services, including: establishing and maintaining deposit accounts and investments in banks and other financial institutions; and deposit, control, investment, payment and handling of funds.
     5. Employment services, including: administer payroll and personnel services; establish and administer employee insurance and other benefits; establish and manage human resources programs including hiring and training.
     6. General administrative services.

Schedule A